 EXHIBIT 99.1
Houston, Texas
May 1, 2012

FOR IMMEDIATE RELEASE - EARNINGS

ATWOOD OCEANICS, INC., announced today that the Company earned net income of $59.5 million or $0.90 per diluted share, on revenues of $171.6 million for the quarter ended March 31, 2012 compared to net income of $65.5 million or $1.00 per diluted share on revenues of $184.7 million for the quarter ended December 31, 2011 and compared to net income of $70.6 million or $1.08 per diluted share, on revenues of $159.1 million for the quarter ended March 31, 2011.  For the six months ended March 31, 2012, the Company earned net income of $124.9 million or $1.90 per diluted share, on revenues of $356.3 million compared to net income of $123.5 million or $1.89 per diluted share, on revenues of $305.4 million for the six months ended March 31, 2011.

                                                            FOR THE THREE MONTHS ENDED
                                                         (In thousands)

	March 31, 2012	December 31, 2011	March 31, 2011

Revenues	$171,621	$184,672	$159,085
Income before Income Taxes	63,492	77,931	90,485
Provision for Income Taxes	(4,026)	(12,463)	(19,874)
Net Income	$59,466	$65,468	$70,611

Earnings per Common Share -
Basic	0.91	1.01	1.09
Diluted	0.90	1.00	1.08

Weighted Average Shares
Outstanding -
Basic	65,276	65,024	64,720
Diluted	65,781	65,541	65,409

                 FOR THE SIX MONTHS ENDED
                    (In thousands)

	March 31, 2012	March 31, 2011

Revenues	$356,293	$305,371
Income before Income Taxes	141,423	153,726
Provision for Income Taxes	(16,489)	(30,264)
Net Income	$124,934	$123,462

Earnings per Common Share -
Basic	1.92	1.91
Diluted	1.90	1.89

Weighted Average Shares
Outstanding -
Basic	65,150	64,624
Diluted	65,660	65,297

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011

REVENUES:
Contract drilling	$171,621	$159,085	$356,293	$305,371

COSTS AND EXPENSES:
Contract drilling	79,342	50,402	157,686	108,746
Depreciation	15,406	8,794	30,769	17,596
General and administrative	11,552	9,074	25,646	24,738
Other, net	863	(16)	863	(77)
	107,163	68,254	214,964	151,003
OPERATING INCOME	64,458	90,831	141,329	154,368

OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(1,080)	(459)	(1,683)	(1,137)
Interesr Income	114	113	200	495
Other	-	-	1,577	-
	(966)	(346)	94	(642)
INCOME BEFORE INCOME TAXES	63,492	90,485	141,423	153,726
PROVISION FOR INCOME TAXES	4,026	19,874	16,489	30,264
NET INCOME	$59,466	$70,611	$124,934	$123,462

EARNINGS PER COMMON SHARE:
Basic	0.91	1.09	1.92	1.91
Diluted	0.90	1.08	1.90	1.89
AVERAGE COMMON SHARES OUTSTANDING:
Basic	65,276	64,720	65,150	64,624
Diluted	65,781	65,409	65,660	65,297

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
ANALYSIS OF REVENUES AND DRILLING COSTS
 (Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31, 2012

			CONTRACT
			DRILLING
	REVENUES		COSTS
		(In Millions)

Atwood Hunter	$50.6		$13.6
Atwood Osprey	38.5		16.3
Atwood Eagle	35.1		14.6
Atwood Falcon	14.1		12.2
Atwood Aurora	13.0		8.4
Atwood Beacon	11.5		8.5
Vicksburg	8.8		5.1
Other	-		0.6
	$171.6		$79.3

	FOR THE SIX MONTHS ENDED MARCH 31, 2012

			CONTRACT
			DRILLING
	REVENUES		COSTS
		(In Millions)

Atwood Hunter	$95.3		$25.9
Atwood Osprey	79.4		32.2
Atwood Eagle	70.6		32.8
Atwood Falcon	44.4		20.4
Atwood Aurora	25.7		17.2
Atwood Beacon	23.0		15.9
Vicksburg	17.9		10.4
Other	-		2.9
	$356.3		$157.7

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED SELECTED BALANCE SHEET DATA
(In thousands)

	MARCH 31,	SEPTEMBER 30,
	2012	2011

CASH AND CASH EQUIVALENTS	$131,627	$295,002

NET PROPERTY AND EQUIPMENT	$2,187,471	$1,887,321

LONG-TERM DEBT	$600,000	$520,000

SHAREHOLDERS' EQUITY	$1,785,334	$1,652,787

Atwood Oceanics, Inc. is an international offshore drilling contractor engaged in the drilling and completion of exploratory and developmental oil and gas wells.  The company currently owns ten mobile offshore drilling units located in the United States Gulf of Mexico, South America, the Mediterranean Sea, West Africa, southeast Asia and Australia, and is constructing an ultra-deepwater semisubmersible, two ultra-deepwater drillships and three high-specification jackups for deliveries in 2012, 2013 and 2014.   The company was founded in 1968 and is headquartered in Houston, Texas.  Atwood Oceanics, Inc. ordinary shares are traded on the New York Stock Exchange under the symbol “ATW”.

Contact: Mark L. Mey
(281) 749-7902